                                                                    EXHIBIT 10.3
                                                                    ------------


                              STOCK BONUS AGREEMENT

         THIS STOCK BONUS AGREEMENT ("Agreement") is entered into on this 16th day of April, 2000, by and between BANCORPSOUTH, INC. (the "Company") and JAMES
V. KELLEY ("Kelley"), pursuant to the approval of the Agreement by the Company's board of directors (the "Board") on April 16, 2000.

                                    RECITALS:

         WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of April 16, 2000 (the "Merger Agreement"), between the Company and First United Bancshares, Inc. ("First United"), First United will be merged with and into the Company (the "Merger");

         WHEREAS, Kelley is currently the Chief Executive Officer of First
United;

         WHEREAS, First United and Kelley have previously entered into an Executive Severance Agreement, dated July 27, 1998 (the "Severance Agreement");

         WHEREAS, the Company desires to retain the full-time, dedicated services of Kelley after the Merger as Chief Operating Officer of the Company, or other assigned positions, and to be assured of its right to his services in said capacity;

         WHEREAS, Kelley desires to provide services as Chief Operating Officer of the Company, or in such other senior officer positions as may be assigned by the Board;

         WHEREAS, in order to provide a performance incentive, the Board took action on the date hereof to grant shares of the Company's common stock ("Common Stock") to Kelley that are restricted and subject to a substantial risk of forfeiture which lapses upon the attainment of certain performance conditions;

         WHEREAS, Kelley has agreed to waive and release his rights under the Severance Agreement effective upon the execution of this Agreement, and in consideration of the Company entering into this Agreement and the Merger Agreement, the Company and Kelley acknowledge that the Severance Agreement shall be and is hereby terminated and shall (except as provided in Section 4 hereof) be void and without effect; and

         WHEREAS, the Company desires for this arrangement to be approved by the shareholders of the Company at a meeting following the execution of this Agreement, and desires that the Common Stock awarded to Kelley hereunder be treated as performance based compensation as described in Section 162(m) of the Internal Revenue Code of 1986 (the "Code");

         NOW, THEREFORE, in consideration of the premises set forth herein and other mutual agreements and good and valuable consideration hereinafter set forth, the Company and Kelley hereby agree to the following:

         1. Services to be Provided by Kelley. Upon and following the Closing, Kelley shall perform as Chief Operating Officer of the Company, or in any other senior officer capacity assigned by the Board, pursuant to his employment arrangement with the Company and agrees to devote substantially all his time to performing the responsibilities of such position, or other assignments, to perform such other reasonable services and duties as may from time to time be assigned to him by the Board and to grant the Company his undivided loyalty as long as he continues to be employed by the Company.

         2. Effective Date and Term. (a) This Agreement shall be effective on April 16, 2000 (the "Effective Date"); provided, however, that Kelley's employment hereunder shall not commence or be effective until the Closing, and in the event that the Merger Agreement is terminated by either party pursuant to
Article IX of the Merger Agreement, this Agreement shall be void ab initio, cancelled and of no effect.

          (b) Except as otherwise provided herein, the term of this Agreement shall be from the Effective Date until the date ("Expiration Date") five years after the date of the Closing (the "Closing Date"). This Agreement is not an employment contract. The existence of this Agreement shall not affect in any way the Company's right to discharge Kelley.

         3. Bonus Compensation; Stock Ownership. Upon, and only upon, consummation, if any, of the Merger Agreement at the Effective Time as defined therein (the "Closing") and only upon such Closing, the Company shall award to Kelley, immediately after the Closing, 100,000 shares of Common Stock (the "Shares"), in consideration for the performance of services to the Company, provided that such shares shall be subject to the restrictions and risks of forfeiture described herein. Upon issuance, such Shares shall be held by the Company or by an escrow agent, which may be any entity that is acceptable to the Company and Kelley (any of such entities shall be referred to herein as the "Escrow Agent"); provided that any agreement between the Company and the Escrow Agent shall be consistent with the terms of this Agreement and shall not impose any restrictions or risks of forfeiture that are not set forth herein. The Company shall transfer to the Escrow Agent Shares that are either authorized but unissued shares held in the treasury of the Company or repurchased on the open market or in privately negotiated transactions. From and after the date that Shares are held for Kelley's benefit by the Escrow Agent, Kelley shall have no right to transfer the Shares or any other right to the Shares, except that Kelley shall be entitled to receive notices of all meetings of shareholders of the Company and to vote the Shares at such meetings and to receive dividends paid with respect thereto. However, Kelley shall have full, nonforfeitable rights in such Shares issued to him under this Agreement upon the earlier of (i) the Expiration Date or (ii) the termination of this Agreement pursuant to
Section 7(b).

                  (a) The Shares held by the Escrow Agent shall become nonforfeitable and shall be released to Kelley each year on the anniversary of the Closing Date at the rate of one-fifth of the Shares granted pursuant to this agreement; provided that the Company achieves either a 0.9% Return on Average Assets or a 12.825% Return on Average Equity for the prior fiscal year of the Company. If such performance incentives are not achieved for a fiscal year, the Shares that would have been released shall be held by the Escrow Agent and continue to be held by the Escrow Agent until the earlier of (i) the Expiration Date or (ii) this Agreement terminates pursuant to Section 7.

                  (b) In the event this Agreement is terminated by the Company pursuant to Section 7(a)(i) hereof prior to the fifth anniversary of the Closing Date or if Kelley voluntarily terminates his employment with the Company other than as provided in Section 7(b) hereof, Kelley shall retain full ownership of the Shares that have been released to him by the Escrow Agent, but shall forfeit all rights, title and interests in and to any Shares still held by the Escrow Agent, which Shares shall be delivered to the Company to be held in treasury or to be canceled (as shall be determined by the Board).

                  (c) In the event this Agreement is terminated pursuant to
         Section 7(b) hereof prior to the fifth anniversary of the Closing Date, Kelley shall be entitled to receive all Shares held by the Escrow Agent as of such termination date and shall be entitled to retain full ownership of all such Shares.

         4. Termination of Severance Agreement. Kelley hereby agrees that this Agreement supersedes and replaces the Severance Agreement, and that the Severance Agreement is hereby terminated and is void and without effect. Kelley hereby waives, relinquishes, discharges and releases all rights to any payments or other benefits he now has or may ever have under the Severance Agreement or any other bonus payments, performance reward payments, severance payments, change of control payments or similar payments to which he may otherwise be or become entitled arising out of his employment relationship with First United (collectively, "First United Agreements"). Further, Kelley releases the Company, BancorpSouth Bank, First United, all their subsidiaries and affiliated entities and their respective successors and assigns and affiliates, from any and all claims, actions or liabilities related to, or arising from, the Severance Agreement or First United Agreements. Provided, however, in the event this Agreement is voided ab initio pursuant to Section 2(a) above, then the Severance Agreement, First United Agreements and all of Kelley's rights and obligations thereunder shall be reinstated ab initio as if this Agreement never arose.

         5. Covenants of Kelley. Kelley covenants that, as of the date of this Agreement, he is not in violation of any agreement, covenant, court order, consent decree, statute or other binding commitment of his to do, or refrain from doing, any act, and that by entering into this Agreement he will not thereby violate any such agreement, covenant, court order, consent decree, statute or other binding commitment. Kelley represents and acknowledges that Kelley represents and acknowledges that, as of the Effective Date, he has received no payments whatsoever, in any form whatsoever, pursuant to the Severance Agreement or other severance or change in control payments from First United or any of its affiliates, as of the Effective Date, he has received no payments whatsoever, in any form whatsoever, pursuant to the Severance Payments or thereunder.

         6. Noncompetition. Kelley agrees not to compete with the Company as follows:

                  (a) Noncompetition. Kelley agrees that, upon termination of this Agreement for any cause whatsoever other than a "change in control," as defined in Section 7(c) hereof, of the Company, he will not directly or indirectly, as principal, agent, employee or in any other capacity, during the Noncompetition Period (as hereinafter defined), enter into or engage in the same business now being carried on by First United or of any majority-owned subsidiary, trade or business of First United (each a "Subsidiary" whether or not incorporated) or as may be carried on by First United or a Subsidiary from the date hereof to the date of Kelley's termination, within a fifty (50) mile radius extending in all directions from any office or location where First United or a Subsidiary is actively engaged in a business immediately prior to the Closing Date.

                  (b) Respect for employee relationships. Kelley agrees that upon termination of this Agreement, he will not, without the prior written consent of the Company, directly or indirectly, as principal, agent, employee or in any other capacity, during the Noncompetition Period, hire, entice away or in any other manner persuade any employee of the Company (including any employee of a subsidiary) to discontinue his relationship with the Company or subsidiary.

                  (c) Return of documents. Kelley agrees that, upon termination of this Agreement for any cause whatsoever, he shall deliver to the Company all correspondence, agreements, contracts, books of account, records, files, research, manuals or other documents, and all copies thereof, relating to, concerning or arising out of the business and operations of the Company and/or any Subsidiary or affiliate of the Company.

                  (d) Reasonable nature of restrictions. Kelley represents and admits that, in the event of the termination of his employment for any reason whatsoever, his experience and capabilities are such that he can obtain employment in business not in competition with the Company as herein limited, and that enforcement of a remedy by way of injunction will not prevent him from earning a livelihood. Kelley further represents and admits that the period of two years following termination of his employment with the Company, during which time he may not compete with the Company, as herein limited, nor disturb the relationship between the Company and/or a subsidiary and its customers, clients and/or employees, is reasonably necessary to protect the interests of the Company and/or a subsidiary and would not unfairly or unreasonably restrict Kelley.

                  (e) Noncompetition Period. The period beginning upon the date of Closing and ending on the fifth anniversary of this Agreement.

                  (f) Survival of Noncompetition Provision. The promises, covenants and terms of this Section 6 shall survive the termination of this Agreement.

         7. Termination and Severance. It is the contemplation of the parties hereto that this Agreement shall not be terminated prior to the expiration of the term set forth in Section 2 hereof.

                  (a) Termination by the Company. Notwithstanding the foregoing, the Company shall have the immediate right to terminate this Agreement upon the happening of any of the following events:

                           (i) an act by Kelley, in the good faith judgment of
                  the Board, of dishonesty, embezzlement or fraud against the Company and/or a subsidiary; Kelley's conviction of a misdemeanor involving dishonesty or breach of trust; Kelley's conviction of a felony; or the issuance of any order for Kelley's removal as an employee of the Company or a subsidiary by any state or federal regulatory agency or court of competent jurisdiction; or

                           (ii) the death of Kelley or the mental or physical
                  illness, disability or incapacity of Kelley which, in the reasonable and good faith judgment of the Board, prevents Kelley from performing his duties hereunder and the continuance of such illness, disability or incapacity for a period of 90 days.

                  (b) Termination by Kelley. Notwithstanding the foregoing, Kelley shall have the immediate right to terminate this Agreement and become fully vested in the Shares held by the Escrow Agent in the event there is a change in control of the Company, as defined in (c) below.

                  (c) Change in Control. Change in control of an entity shall be deemed to have occurred if:

                           (i) any "person" as such term is used in Sections
                  13(d) and 14(d) of the Securities Exchange Act of 1934, as amended, other than a trustee or other fiduciary holding securities under an employee benefit plan of the entity or a corporation controlling the entity or owned directly or indirectly by the stockholders of the entity in substantially the same proportions as their ownership of stock of such entity, becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of such entity representing more than 25% of the total voting power represented by such entity's then outstanding Voting Securities (as defined below), or

                           (ii) during any period of two consecutive years,
                  individuals who at the beginning of such period constitute the Board of such entity and any new director whose election by the Board or nomination for election by such entity's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof, or

                           (iii) the stockholders of such entity approve a
                  merger or consolidation of such entity with any other corporation, other than a merger or consolidation which would result in the Voting Securities of such entity outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or by being converted into Voting Securities of the surviving entity) more than 65% of the total voting power represented by the Voting Securities of such entity or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of such entity approve a plan of complete liquidation of such entity or an agreement for the sale or disposition by such entity of all or substantially all of its assets.

         For purposes of this section "Voting Securities" of an entity shall mean any securities of the entity which vote generally in the election of its directors.

         8. Merger. Upon a merger or consolidation in which the Company is not the surviving entity, this Agreement shall continue unless terminated by Kelley pursuant to Section 7(b), and the surviving corporation shall substitute shares of its common shares having a then value equivalent to the then value of the Shares.

         9. Election. Kelley may desire to make an election under Section 83(b) of the Code regarding the timing and amount of compensation income to be recognized by him on account of his receipt of Common Stock. The making of such an election shall be wholly within the discretion of Kelley and it shall be the sole responsibility of Kelley to see that such election, if desired, is properly made and timely filed. If Kelley makes such an election, he shall inform the Company in writing immediately thereafter.

         10. Withholding. Whenever Kelley shall recognize compensation income as a result of the receipt of Common Stock, he shall remit to the Company the minimum amount of federal and state income and employment tax withholding which a subsidiary or the Company is required to remit to the Internal Revenue Service or applicable state department of revenue in accordance with the then current provisions of the Code or applicable state law ("Withholding Tax"). The full amount of the Withholding Tax shall be remitted simultaneously with the filing of an election described in Section 9 or upon the occurrence of any other event under this Agreement which results in the recognition of income by Kelley. The Withholding Tax may be paid, in the discretion of Kelley, by (i) cash, (ii) a certified check or (iii) delivery of shares of Common Stock with a fair market value equal to the amount of the Withholding Tax.

         11. Nonassignment. No party hereto may assign any rights hereunder. Any such purported delegation or assignment shall be void.

         12. Severability. It is the intention of the Company and Kelley that the provisions of this Agreement shall be enforced to the fullest extent permissible under the laws of the State of Mississippi, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible as aforesaid.

         13. Certain Additional Payments.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by or on behalf of the Company to or for the benefit of Kelley as a result of a change in control (as defined in Section 280G of the Internal Revenue Code of 1986 (the "Code") (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, but determined without regard to any additional payments required under this Section 13 (a "Payment")) would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Kelley with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then Kelley shall be entitled to receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Kelley of all taxes (including any interest or penalties imposed with respect to such taxes), including, without limitation, any income taxes (and any interest and penalties imposed with respect thereto) and Excise Tax imposed upon the Gross-Up Payment, Kelley retains an amount of the Gross-Up Payment equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of Section 13(c), all determinations required to be made under this Section 13, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by a nationally recognized accounting firm selected by the Company (the "Accounting Firm"); provided, however, that the Accounting Firm shall not determine that no Excise Tax is payable by Kelley unless it delivers to Kelley a written opinion (the "Accounting Opinion") that failure to pay the Excise Tax and to report the Excise Tax and the payments potentially subject thereto on or with Kelley's applicable federal income tax return will not result in the imposition of an accuracy-related or other penalty on Kelley. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Within 15 business days of the receipt of notice from Kelley that there has been a Payment, or such earlier time as is requested by the Company, the Accounting Firm shall make all determinations required under this Section 13, shall provide to the Company and Kelley a written report setting forth such determinations, together with detailed supporting calculations, and, if the Accounting Firm determines that no Excise Tax is payable, shall deliver the Accounting Opinion to Kelley. Any Gross-Up Payment, as determined pursuant to this
         Section 13, shall be paid by the Company to Kelley within fifteen days of the receipt of the Accounting Firm's determination. Subject to the remainder of this Section 13, any determination by the Accounting Firm shall be binding upon the Company and Kelley; provided, however, that Kelley shall only be bound to the extent that the determinations of the Accounting Firm hereunder, including the determinations made in the Accounting Opinion, are reasonable and reasonably supported by applicable law. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that it is ultimately determined in accordance with the procedures set forth in
         Section 13(c) that Kelley is required to make a payment of any Excise Tax, the Accounting Firm shall reasonably determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of Kelley. In determining the reasonableness of Accounting Firm's determinations hereunder, and the effect thereof, Kelley shall be provided a reasonable opportunity to review such determinations with the Accounting Firm and Kelley's tax counsel. The Accounting Firm's determinations hereunder, and the Accounting Opinion, shall not be deemed reasonable until Kelley's reasonable objections and comments thereto have been satisfactorily accommodated by Accounting Firm.

                  (c) Kelley shall notify the Company in writing of any claims by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than 30 calendar days after Kelley actually receives notice in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid; provided, however, that the failure of Kelley to notify the Company of such claim (or to provide any required information with respect thereto) shall not affect any rights granted to Kelley under this Section 13 except to the extent that the Company is materially prejudiced in the defense of such claim as a direct result of such failure. Kelley shall not pay such claim prior to the expiration of the 30-day period following the date on which he gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies Kelley in writing prior to the expiration of such period that it desires to contest such claim, Kelley shall:

                  I. give the Company any information reasonably requested by the Company relating to such claim;

                  II. take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney selected by the Company and reasonably acceptable to Kelley;

                  III. cooperate with the Company in good faith in order effectively to contest such claim; and

                  IV. if the Company elects not to assume and control the defense of such claim, permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold Kelley harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limiting the foregoing provisions of this Section 13, the Company shall have the right, at its sole option, to assume the defense of and control all proceedings in connection with such contest, in which case it may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may either direct Kelley to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and Kelley agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs Kelley to pay such claim and sue for a refund, the Company shall advance the amount of such payment to Kelley, on an interest-free basis and shall indemnify and hold Kelley harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of Kelley with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's right to assume the defense of and control the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and Kelley shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by Kelley of an amount advanced by the Company pursuant to Section 13, Kelley becomes entitled to receive any refund with respect to such claim, Kelley shall (subject to the Company's complying with the requirements of Section 13(c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by Kelley of an amount advanced by the Company pursuant to Section 13(c), a determination is made that Kelley is not entitled to a refund with respect to such claim and the Company does not notify Kelley in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall, to the extent of such denial, be forgiven and shall not be required to be repaid and the amount of forgiven advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         14. Miscellaneous. (a) The existence of this Agreement shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue or debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

                  (b) This Agreement may only be amended or modified in writing as agreed upon by all the parties hereto.

                  (c) All notices or other communications pursuant to this Agreement shall be in writing and shall be deemed to have been duly given, if by hand delivery, upon receipt thereof, or if mailed by certified or registered mail, postage prepaid, three days following deposit in the United States mail, and in any event, to be addressed to all of the parties as follows:

                  to the Company, at

                  BancorpSouth, Inc.
                  One Mississippi Plaza
                  Tupelo, Mississippi 38804
                  Attn: Chief Executive Officer
                  to Kelley, at

                  -----------------------------

                  -----------------------------

or to such other address as shall hereafter be provided by proper notice to the other parties.

                  (d) The captions and headings herein are for convenience of reference only and shall not be deemed to be a part of the substance of this Agreement.

                  (e) This Agreement shall be construed and interpreted according to the laws of the State of Mississippi, without regard to the principles of conflicts of laws thereof.

                  (f) The foregoing contains the entire and only agreement between the parties respecting the subject matter hereof, and any representation, promise or condition in connection therewith not incorporated herein shall not be binding upon either party.

                  (g) The foregoing agreement shall be binding upon the parties hereto and there respective heirs, successors and assigns.

                  IN WITNESS WHEREOF, the parties have executed this Agreement the day and year first above written.

                                       BANCORPSOUTH, INC.

                                       By:/s/ Aubrey B. Patterson
                                       -----------------------------------------
                                       Name: Aubrey B. Patterson
                                       Its: Chairman and Chief Executive Officer


                                       /s/ James V. Kelley
                                       -----------------------------------------
                                       JAMES V. KELLEY